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                                                                   Exhibit 23.01




                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-2592) pertaining to the 1996 Stock Option Plan of Transaction Systems Architects, Inc., the Registration Statement (Form S-8 No. 333-2594) pertaining to the 1996 Employee Stock Purchase Plan of Transaction Systems Architects, Inc. and the Registration Statement (Form S-8 No 33-93900) pertaining to the 1994 Stock Option Plan of Transaction Systems Architects, Inc. with respect to the financial statements of TXN Solution Integrators (A Partnership) for the year ended September 30, 1995 included in this Form 8-K(A) of Transaction Systems Architects, Inc.



                                   Ernst & Young
                                   Chartered Accountants


Thornhill, Canada
July 12, 1996


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